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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Level 3 Communications, Inc. for the registration of $640,000,000 6.125% Senior Notes due 2021 and to the incorporation by reference therein of our report dated February 14, 2014 (except Note 14, as to which the date is August 7, 2014), with respect to the consolidated financial statements of tw telecom inc., included in the Current Report (Form 8-K) of Level 3 Communications, Inc., filed with the Securities and Exchange Commission on August 7, 2014.

/s/ Ernst & Young LLP
Denver, Colorado August 7, 2014

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm